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                                                                     EXHIBIT 5.1

                                 NEGLAW OFFICES
                   NELSON MULLINS RILEY & SCARBOROUGH, L.L.P.
                   A REGISTERED LIMITED LIABILITY PARTNERSHIP

                           999 PEACHTREE STREET, N.E.
                               FIRST UNION PLAZA
                                   SUITE 1400

                             ATLANTA, GEORGIA 30309
                            TELEPHONE (404) 817-6000
                            FACSIMILE (404) 817-6050

                                  WWW.NMRS.COM


                                 August 27, 1999


Coastal Banking Company, Inc.
1330 Lady Street, Third Floor
Columbia, South Carolina  29201

                  Re:      Registration Statement on Form SB-2

Ladies and Gentlemen:

         We have acted as counsel to Coastal Banking Company, Inc (the "Company") in connection with the filing of a Registration Statement on Form SB-2 (the "Registration Statement"), under the Securities Act of 1933, covering the offering of up to 1,000,000 shares (the "Shares") of the Company's Common Stock, par value $.01 per share. In connection therewith, we have examined such corporate records, certificates of public officials, and other documents and records as we have considered necessary or proper for the purpose of this opinion.

         The opinions set forth herein are limited to the laws of the State of South Carolina and applicable federal laws.

         Based on the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that the Shares, when issued and delivered as subscribed in the Registration Statement, will be legally issued, fully paid, and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus contained in the Registration Statement.

                                            NELSON MULLINS RILEY & SCARBOROUGH



                                            By: /s/ J. Brennan Ryan
                                                ----------------------------
                                                    J. Brennan Ryan